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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              WINSTON HOTELS, INC.
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                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                           [WINSTON HOTELS INC. LOGO]



                             IMPORTANT VOTE REMINDER


Dear Shareholder:

     On April 1, 1998, Winston Hotels, Inc. (the "Company") mailed to you a Notice of Annual Meeting of Shareholders, a Proxy Statement with accompanying proxy card, and an Annual Report to Shareholders for the year ended December 31, 1997, all in connection with the Annual Meeting of Shareholders of the Company which was held May 5, 1998 (the "Annual Meeting"). In connection with such mailing, and as stated in the Proxy Statement, the Board of Directors recommended to the shareholders approval of a proposed amendment (the "Amendment") to the Company's Articles of Incorporation to delete Article 7 (the "Debt Limitation").

     On May 5, 1998, the Company adjourned the Annual Meeting to provide time for the Company to solicit additional votes on the Amendment. The Annual Meeting will be reconvened on July 15, 1998 at 10:00 a.m., local time, at the Company's offices at 2209 Century Drive, Suite 300, Raleigh, North Carolina (the "Adjourned Meeting") and you are hereby cordially invited to attend.

     The Amendment has been approved by the holders of the Company's Common Stock. The Company is now seeking the approval of the holders of two-thirds of the Series A Preferred Stock for the Amendment. The affirmative vote of two-thirds of the holders of the Series A Preferred Stock voting as a separate voting group will be necessary to approve the Amendment. Abstentions and shares held in street name that are not voted on this matter will have the practical effect of a negative vote on the Amendment for Series A Preferred Stock voting purposes. The Board of Directors recommends that you vote FOR the approval of the Amendment and encourages you to please cast your vote accordingly on the Amendment by completing and returning the enclosed proxy in the envelope provided.

     Management believes that it is important for the Company to have flexibility in financing the acquisitions of hotel properties, and that as the Company continues to grow, it will have access to a range of financing alternatives, including public and private issuances of debt securities as well as continued equity financings. Management believes that the selective use of longer term debt can lower the Company's overall cost of capital and increase shareholder value. Management also believes adoption of the Amendment to eliminate the Debt Limitation will permit the Company to access debt financing sources more readily while maintaining a policy limiting indebtedness to a level which is prudent.


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     The Debt Limitation was developed at the time of the Company's initial public offering in May 1994 when the Company owned 10 hotels. The Debt Limitation was increased by amendment in 1996 by the Company's shareholders. The Company now owns a total of 49 hotels. These acquisitions were financed principally with proceeds from the Company's public offerings of Common Stock and Series A Preferred Stock and with borrowings under the Company's line of credit. The Company's ability to raise equity capital is dependent, in large part, upon capital market conditions, including the general levels of interest rates. The Board of Directors believes the Amendment will increase the Company's ability to obtain capital on advantageous terms to take advantage of acquisition and development opportunities on a timely basis. Also, there are a number of other hotel REITs and entities that conduct business similar to the Company's business. Management believes there are approximately 20 such public companies and that, accordingly, the market for hotel acquisitions is very competitive. To the Company's knowledge, only one of these entities has a limitation in their articles of incorporation similar to the Company's on their ability to incur indebtedness. Some of the Company's competitors initially had debt limitations in their articles of incorporation but eliminated them by shareholder vote. As competition for acquisitions has increased, the ability of buyers to close on acquisitions, without a financing contingency, can be an important advantage in acquiring hotel properties on favorable terms.

      The Debt Limitation as contained in the Articles of Incorporation is set forth below:

      7. Limitation on Indebtedness. The Corporation may not incur or allow to exist as of the end of any month Indebtedness (as defined below) in an amount in excess of forty-five percent (45%) of the Corporation's investment in hotel properties, at cost, after giving effect to the Corporation's use of proceeds from any indebtedness. For purposes of the foregoing restrictions, "cost" shall mean that the cost of properties be accounted for using the purchase method of accounting, including situations where properties are acquired from affiliates or others and are accounted for at the historical cost basis of the affiliates or others under generally accepted accounting principles. For purposes of the foregoing restrictions, "Indebtedness" of the Corporation shall mean all direct and indirect obligations of the Corporation, its subsidiaries or any partnership in which the Corporation serves as general partner, for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, including obligations under capital leases. For purposes of this Article 7, the Corporation's investment in hotel properties shall include all investments made directly or indirectly through the Corporation or through its subsidiaries or any partnership in which the Corporation serves as general partner.

      If the Amendment is approved by the shareholders, there will be no limitation in the Company's Articles of Incorporation or Bylaws on the Company's ability to incur indebtedness and the Board of Directors, in its discretion and in the exercise of its fiduciary duty, will be able to determine levels of indebtedness without shareholder approval. Although Management and

                                      -2-

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the Board of Directors believes the elimination of the Debt Limitation is in the best interests of the Company and its shareholders, the elimination of the Debt Limitation will increase the risk that the Company could become highly leveraged, resulting in an increase in debt service that could adversely affect the Company's cash flow and ability to make distributions to its shareholders, and create an increased risk of default on its obligations and increased risk of foreclosure on its property securing debt.

     Please complete and return the enclosed proxy in the envelope provided. If you attend the Adjourned Meeting, you may revoke your proxy and vote in person. If you would like to obtain another copy of any of the proxy materials previously sent to you (including, but not limited to, the Proxy Statement) without charge, please contact James D. Rosenberg, Chief Financial Officer and Chief Operating Officer, Winston Hotels, Inc., 2209 Century Drive, Suite 300, Raleigh, North Carolina 27612, telephone (919) 510-6010.

     The Adjourned Meeting is being held on July 15, 1998. Regardless of how many shares you own, please vote your proxy as soon as possible.

                              Sincerely yours,


                              /s/ Robert W. Winston III
                              Robert W. Winston III
                              Chief Executive Officer and President

Enclosures

                              WINSTON HOTELS, INC.

                       Series A Preferred Stock Proxy for
                         Annual Meeting of Shareholders
                       Solicited by the Board of Directors

The undersigned hereby appoints Robert W. Winston, III and James D. Rosenberg and each of them, as attorney and proxy of the undersigned, each with the full power of substitution, to represent the undersigned and to vote all of the shares of Series A Preferred Stock in Winston Hotels, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 5, 1998 at 10:00 a.m., local time, at the Homewood Suites Hotel, 5400 Edwards Mill Road, Raleigh, North Carolina, and any adjournments thereof (1) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.

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                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE
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Please sign exactly as your name(s) appear(s) on the reverse side hereof. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.
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HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

______________________________________    _____________________________________

______________________________________    _____________________________________

______________________________________    _____________________________________

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                       ----------------------------------
                              WINSTON HOTELS, INC.
                       ----------------------------------
                            SERIES A PREFERRED STOCK

Mark box at right if an address change or comment
has been noted on the reverse side of this card.    [ ]

RECORD DATE SHARES:

The Board of Directors Recommends a Vote FOR the Proposal Listed Below:

1. Proposal to delete Article 7 of the Company's Articles of Incorporation which limits the Company's level of permitted indebtedness to 45% of investments in hotel properties.

            [ ] FOR              [ ] AGAINST            [ ] ABSTAIN



Please be sure to sign and date this Proxy.      Date                   , 1998
                                                      -----------------


-----------------------------------        -----------------------------------
      Shareholder sign here                         Co-owner sign here

                                                                   DETACH CARD